              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON MAY 27, 1997              FILE NO. 333-______

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                     FORM
                                      S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ----------

                            BANKAMERICA CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                            94-1681731
           (STATE OR OTHER JURISDICTION               (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

                            BANK OF AMERICA CENTER
                             555 CALIFORNIA STREET
                       SAN FRANCISCO, CALIFORNIA  94104
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                       TAKE OWNERSHIP!  THE BANKAMERICA
                          GLOBAL STOCK OPTION PROGRAM
                           (FULL TITLE OF THE PLAN)

                                CHERYL SOROKIN
                            BANKAMERICA CORPORATION
                            BANK OF AMERICA CENTER
                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                           TELEPHONE:  415/622-3530
                      (NAME, ADDRESS AND TELEPHONE NUMBER
                             OF AGENT FOR SERVICE)

                                CALCULATION OF REGISTRATION FEE
=======================================================================================================

                                            Proposed maximum     Proposed maxi-
Title of securities      Amount to be       offering price per   mum aggregate        Amount of
to be registered         registered (1)     share (2)            offering price (2)   registration fee
-------------------------------------------------------------------------------------------------------

Common Stock, $1.5625
par value (3)            5,760,910 shares       $116.50          $671,146,015         $203,377.58
=======================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers an additional indeterminate number of shares which by reason of certain events specified in the program may become subject to the program.

(2) In accordance with Rule 457(h), the offering price per share of common stock is the price at which the stock options and stock appreciation rights awarded on May 19, 1997 under the program may be exercised.

(3) Each share of common stock registered pursuant to this Registration Statement includes a preferred share purchase right.
-------------------------------------------------------------------------------

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

  Pursuant to General Instruction E to Form S-8, the contents of BankAmerica Corporation's Registration Statement on Form S-8 (File No. 333-16477) as filed with the Securities and Exchange Commission on November 20, 1996 are incorporated herein by reference, except as the same may be modified by the information set forth herein. This Registration Statement is being filed to register 5,760,910 additional shares of BankAmerica Corporation common stock in respect of stock options and stock appreciation rights awarded on May 19, 1997 under Take Ownership! The BankAmerica Global Stock Option Program.

Item 8.   Exhibits.
          --------

Exhibit
Number         Exhibit Description
------         -------------------

  5            Opinion of Counsel

 23.1          Consent of Independent Auditors, Ernst & Young LLP

 23.2          Consent of Counsel (included in Exhibit 5)

 24            Powers of Attorney

4158223                                2

                                  SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and the State of California, on this 27th day of May, 1997.

                                                    BANKAMERICA CORPORATION
                                                         (Registrant)
                                               By:    /s/ JAMES S. WESTFALL
                                                  ------------------------------
                                                        James S. Westfall
                                                      Senior Vice President


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 27th day of May, 1997 by the following persons in the capacities indicated.

Signature                                                     Title
---------                                                     -----
PRINCIPAL EXECUTIVE OFFICER:

*David A. Coulter                                Chairman of the Board and Chief
                                                        Executive Officer
PRINCIPAL FINANCIAL OFFICER:

*Michael E. O'Neill                                     Vice Chairman and
                                                     Chief Financial Officer
PRINCIPAL ACCOUNTING OFFICER:

*John J. Higgins                                  Executive Vice President and
                                                    Chief Accounting Officer
DIRECTORS:

(A MAJORITY OF THE MEMBERS OF THE BOARD
 OF DIRECTORS:)
           *JOSEPH F. ALIBRANDI                             Director
              *JILL E. BARAD                                Director
            *PETER B. BEDFORD                               Director
           *RICHARD A. CLARKE                               Director
            *DAVID A. COULTER                               Director
             *TIMM F. CRULL                                 Director
           *KATHLEEN FELDSTEIN                              Director
            *DONALD E. GUINN                                Director
           *FRANK L. HOPE, JR.                              Director
            *WALTER E. MASSEY                               Director
            *JOHN M. RICHMAN                                Director
          *RICHARD M. ROSENBERG                             Director
           *A. MICHAEL SPENCE                               Director
          *SOLOMON D. TRUJILLO                              Director

*By:  /s/ WILLIE C. BOGAN
    ------------------------------------------
      Willie C. Bogan, Attorney-in-Fact

Dated:  May 27, 1997

                               INDEX TO EXHIBITS

Exhibit
Number       Exhibit Description
------       -------------------

 5           Opinion of Counsel

23.1         Consent of Independent Auditors, Ernst & Young LLP

23.2         Consent of Counsel (included in Exhibit 5)

24           Powers of Attorney

                                       4